Exhibit 23



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



U.S. Home & Garden Inc.
San Francisco, California

We hereby consent to the incorporation by reference in the Registration Nos. 33-82758, 33-89800, 33-94924 and 333-21667 on Form S-3 and Nos. 33-55020,
33-71978 and 333-44459 on Form S-8 of U.S. Home & Garden Inc. of our report dated August 27, 1999, except for Note 6, which is as of September 30, 1999, relating to the consolidated financial statements and Schedule of U.S. Home & Garden Inc. appearing in this Annual Report on Form 10-K of U.S. Home & Garden Inc. for the year ended June 30, 1999.


                                                   /s/ BDO SEIDMAN, LLP
                                                   BDO SEIDMAN, LLP



San Francisco, California
October 4, 1999